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                                                                     EXHIBIT 18


                      FORM OF INDEMNIFICATION AGREEMENT


        THIS AGREEMENT, made and entered into as of the ____ day of __________, 199_, is between DEKALB Genetics Corporation, a corporation organized under the laws of the State of Delaware, (the "Company") and _______________________ ("Indemnified Party").

        WHEREAS, the Company is a Delaware corporation, engaged in agricultural genetics businesses, including the development and marketing of genetically improved hybrid corn and sorghum seed and varietal soybean seed and hybrid breeding swine (1); and

        WHEREAS, at the request of the Company, the Indemnified Party currently serves as a director and/or officer of the Company (and may from time to time serve as a director and/or officer of one or more subsidiaries of the Company) and, as such, may be subjected to claims, actions, suits or proceedings arising out of or as a result of such service; and

        WHEREAS, the Company currently has (2) a policy of directors and officers liability insurance covering certain liabilities which may be incurred by the Indemnified Party as a director and/or officer; and

        WHEREAS, due to the fact that the indemnification provisions of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation may be amended, modified or repealed, that the Company may be unable to continue to purchase (3) and maintain adequate director and officer liability insurance, and that there may be other substantial uncertainties associated with the indemnification provisions of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and with director and officer liability insurance, the Indemnified Party does not regard the rights to indemnification granted to him under the provisions of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and under director and officer liability insurance as adequate to protect him against the risks associated with service as a director and/or officer of the Company, and the Indemnified Party may be unwilling to continue to serve as a director and/or officer of the Company in the absence of the benefits and assurances provided to him under this Agreement; and

        WHEREAS, as an inducement to the Indemnified Party to continue to serve as such director and/or officer, the Company has agreed to indemnify the Indemnified Party against expenses and costs incurred by the Indemnified Party in connection with any such claims, actions, suits or proceedings, in accordance with this Agreement.

        NOW, THEREFORE, in order to induce the Indemnified Party to continue to serve as a member of the Board of Directors and/or as an officer of the Company and to continue to perform his duties and responsibilities in accordance with his best judgement of the Company's best interests and without undue concern over potential claims of personal liability, the Company hereby agrees with the Indemnified Party as follows:

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(1)  Each Indemnification Agreement between the Company and a Director or
     Executive Officer which was entered into prior to January 27, 1995, listed "egglaying poultry" in the list of business in which the Company is engaged.

(2) Each Indemnification Agreement between the Company and a Director or Executive Officer which was entered into prior to July 1, 1993, stated that the Company was "presently seeking to obtain" a policy of directors and officers liability insurance.

(3) Each Indemnification Agreement which between the Company and a Director or Executive Officer which was entered into prior to July 1, 1993, stated that the Company may be "unable to purchase or continue to purchase" directors and officers insurance.

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1. DEFINITIONS.

   (a) Expenses. "Expenses" shall mean any and all expenses (including attorneys' fees), costs, judgments, fines or amounts paid in settlement and which are actually and reasonably incurred by the Indemnified Party in connection with any Action.

   (b) Action. "Action" shall mean any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such action is by or in the right of the Company or such other enterprise with respect to which the Indemnified Party serves or has served as a director or officer, which arises by reason of the fact that the Indemnified Party is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

   (c) Other Terms. For purposes of this Agreement, the terms "Company," "other enterprise," "fines," and "serving at the request of the Company" shall have the meanings provided in Section 145 of the Delaware General Corporation Law.

2. INDEMNITY. Notwithstanding any amendment, modification or repeal of the indemnification provisions of the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation after the date hereof, the Company shall hold harmless and indemnify the Indemnified Party against any and all Expenses, except:

   (a) Expenses for which the Indemnified Party is indemnified pursuant to any directors and officers insurance policy purchased and maintained by the Company. It is specifically understood that the indemnity provided in this Agreement is in excess of any such directors and officers insurance policy and the Indemnified Party will look first to the directors and officers insurance policy; or

   (b) Remuneration paid to the Indemnified Party if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

   (c) Expenses incurred on account of any Action in which judgment is rendered against the Indemnified Party for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law; or


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     (d)  Expenses incurred on account of the Indemnified Party's conduct which is finally adjudged to have been (or Indemnified Party has admitted facts sufficient to conclude that his conduct was):

          (1) a breach of the duty of loyalty to the Company or its stockholders, (2) an act or omission which was not in good faith, (3) an act or omission which involved intentional misconduct or a knowing violation of law or (4) a transaction from which the Indemnified Party derived an improper personal benefit; or

     (e) If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful as against public policy; or

     (f) Any income taxes, or any interest or penalties related thereto, in respect of compensation received for services as a director and/or officer.

3. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period the Indemnified Party is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the indemnified Party shall be subject to any possible Action by reason of the fact that the Indemnified Party was a director or officer of the Company or serving in any other capacity referred to herein.

4. NOTICE TO COMPANY. The Company shall perform its obligations under this Agreement upon receipt of written demand for such performance from the Indemnified Party, and, if the Company fails to perform its obligations under this Agreement on demand, the Indemnified Party may at any time thereafter bring legal action against the Company to obtain full and complete performance of its obligations hereunder. In any action brought to enforce this Agreement, upon a showing by the Indemnified Party that a claim has been asserted against him with respect to or in connection with any alleged act or omission by him as a director or officer of the Company, or any alleged neglect or breach of duty by him as an officer of the Company or otherwise in his capacity as a director or officer of the Company, there shall be a presumption that the Indemnified Party is entitled to indemnification and advancement of costs and expenses from the Company in respect to indemnification.

5.   CONTROL OF DEFENSE.

     (a) If a claim should be made or threatened against the Indemnified Party which has given rise to, or may give rise to, a right to indemnification under paragraph 2 hereof, or a

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     right to advancement of costs and expenses under paragraph 6 hereof, and provided that such claim is not made or threatened in the name or on behalf of the Company and there is no other conflict of interest between the Company and the Indemnified Party with respect to such claim, then: (i) the Company shall have the right to participate, at its own cost and expense, in the investigation, defense or other contest of such claim; and (ii) the Company shall have the right to elect to assume the defense of such claim on behalf of the Indemnified Party (if applicable, jointly with any third party who may have an obligation to hold harmless or indemnify the Indemnified Party with respect to such claim).

(b) If a conflict of interest of the type described in paragraph 5(a) should develop, the Indemnified Party shall control the defense of any action, suit or proceeding against him which may give rise to a right of indemnification hereunder subject to the following: (i) if the insurance carrier which shall have supplied any directors and officers insurance policy shall be willing to conduct such defense without any reservation as to coverage, then, unless upon written application by the Indemnified Party concurred in by the Board of Directors of the Company wherein the Indemnified Party and the Board of Directors deem it undesirable, such insurance carrier shall select counsel to conduct such defense; (ii) if the insurance carrier shall not assume responsibility for such defense without any reservation of rights as to coverage, the defense shall be conducted by experienced and able counsel selected by the Indemnified Party and reasonably acceptable to the Board of Directors of the Company; and (iii) separate counsel will be used by the Indemnified Party and other parties indemnified by the Company and subject to the same claim only to the extent necessary, in the reasonable opinion of the Indemnified Party, to avoid conflict of interest.

(c)  If the Company should elect to assume the defense of a claim on behalf of the Indemnified Party as provided in paragraph 5(a), then: (i) the Company shall give the Indemnified Party prompt written notice of such election; (ii) the Company shall be obligated to defend such claim in good faith and in a manner consistent with the best interests of the Indemnified Party; (iii) provided that the Company defends such claim in good faith and in a manner consistent with the best interests of the Indemnified Party and no conflict of interest develops between the Company and the Indemnified Party with respect to such claim, the Company shall not be liable for any costs or expenses (including attorneys' fees) incurred by the Indemnified Party in connection with defending or otherwise contesting such claim after he has received written notice of such election; and (iv) the Company shall not settle or compromise such claim on any
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        basis or in any manner which would impose any liability, limitation or restriction of any kind on the Indemnified Party without his express written consent.

6. ADVANCEMENT OF EXPENSES. Upon written request to the Company by the Indemnfied Party, the Company shall advance to the Indemnified Party amounts to cover Expenses in advance of the final disposition thereof upon receipt of
   (i) an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified by the Company hereunder, and (ii) satisfactory evidence as to the amount of such expenses. The Indemnified Party's written certification together with a copy of the statement paid or to be paid by the Indemnified Party shall constitute satisfactory evidence absence manifest error.

7. DIRECTORS AND OFFICERS LIABILITY INSURANCE.

   (a) Provided in Sole Discretion of Company. The Company shall use reasonable efforts to provide the Indemnified Party with directors and officers insurance coverage ("Directors and Officers Coverage") providing to the Indemnified Party such coverage then available in the insurance industry in such amounts and with such exclusions and other conditions to coverage as shall in the sole judgment of the Company provide reasonable coverage to the Indemnified Party in light of the cost to the Company and any other relevant considerations, it being expressly intended that the foregoing shall not obligate the Company to obtain Directors and Officers Coverage for the Indemnified Party.

   (b) Settlement. The Indemnified Party shall not settle any matter for which he intends to seek indemnification hereunder without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable Directors and Officers Coverage. If the Indemnified Party seeks such approval, but such approval is not granted by the insurance carrier, of any applicable Directors and Officers Coverage, the Indemnified Party shall be entitled to indemnification to the fullest extent provided by this Agreement.

   (c) No Limitation of Obligation. Except as otherwise set forth in paragraph 2(a), the provision of Directors and Officers Coverage or the failure to so provide Directors and Officers Coverage, shall in no way limit or diminish the obligation of the Company to indemnify the Indemnified Party as provided elsewhere in this Agreement.

8. NON-EXCLUSIVITY. The indemnification rights granted to the Indemnified Party under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the


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          Indemnified Party may be entitled under Delaware law, the Company's
          Restated Certificate of Incorporation or By-laws, vote of stockholders, determination by the Company's Board of Directors or otherwise.

      9. SUCCESSORS AND ASSIGNS. The rights granted to the Indemnified Party hereunder shall inure to the benefit of the Indemnified Party, his personal representatives, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Company, its successors and assigns.

     10. SEVERABILITY. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions shall remain in full force and effect.

     11. PRIOR RIGHTS. Acceptance of this Agreement by the Indemnified Party terminates all rights and obligations of the Indemnified Party under any prior arrangements, understandings or contracts (other than the provisions contained in the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation or applicable policies) relating to indemnification.

     12. DELAWARE LAW GOVERNS. This Agreement shall be governed by the laws of the State of Delaware.

     13. ADDRESS. Any notice, demand or other communication to the Company under this Agreement may be addressed to the Company at 3100 Sycamore Road, DeKalb, Illinois, to the attention of its Corporate Secretary.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above stated.

                                   DEKALB Genetics Corporation


                                   By:________________________________________


                                   Indemnified Party


                                   By:________________________________________


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